REGISTRATION RIGHTS AGREEMENT

  AGREEMENT made and entered into this 10th day of April, 1996, between Human Genome Sciences, Inc., a Delaware corporation (the "Company"), and the parties set forth on the signature pages hereto ("Holders").

                                WITNESSETH:

  WHEREAS, Holders are purchasing 2,000,000 shares of Common Stock of the Company from two stockholders of the Company (excluding shares of Common Stock which are freely transferrable by Holders pursuant to Rule 144 (k), the "Restricted Shares");

  WHEREAS, such stockholders have demand and piggyback registration rights with respect to the Restricted Shares;

  WHEREAS, Holders have agreed to a six-month lock-up with respect to the Restricted Shares; and

  WHEREAS, the Company has determined that it is in its best interests to grant to Holders registration rights on the terms set forth herein.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company and Holders, intending to be legally bound, hereby agrees as follows:

  1.   REGISTRATION RIGHTS.

       1.1 Required Registration. If, on or after the six month anniversary of the date hereof, the Company shall be requested by Holders owning at least 50% of the Restricted Shares to effect the registration under the Securities Act of 1933, as amended (the "Securities Act") of Restricted Shares, then the Company shall promptly give written notice of such request for registration to all other Holders and use its best efforts to effect the registration under the Securities Act of the Restricted Shares that the company has been requested to register for disposition as described in the request of the Holders, and all other Restricted Shares which other Holders have requested to be registered by written notice given within 15 days of the Company's notice; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

             (a) The Company shall not be obligated to file and cause to become effective more than one registration statement in which Restricted Shares are registered under the Securities Act pursuant to this Section 1.1.

             (b) Notwithstanding the foregoing, the Company may include in each such registration requested pursuant to this Section 1.1 any authorized but unissued shares of Common Stock (or authorized treasury shares) for sale by the Company or any issued and outstanding shares of Common Stock for sale by others.

             (c) The Company shall have the right to postpone the filing of a Registration Statement or the distribution pursuant thereto for a reasonable period or periods not to exceed ninety (90) days in the aggregate if the Board of Directors of the company has determined, in its good faith judgment, that it would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company, or would require premature disclosure of any material non-public information.

             (d) The Company shall not be obligated to effect an underwritten public offering pursuant to this Section 1.1.

       1.2   Piggyback Registration.

             (a) Each time that the Company proposes for any reason to register any of its securities under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or similar or successor forms (collectively, "Excluded Form") the Company shall promptly give written notice of such proposed registration to the Holders, which will offer such Holders the right to request inclusion of any Restricted Shares in the proposed registration.

             (b) The Holders shall have 30 days from the receipt of such notice to deliver to the Company a written request specifying the number of Restricted shares such Holders intends to sell and the Holders' intended method of disposition.

             (c) In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under Section 1.2(b) may specify that the Restricted Shares be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration.

             (d) Upon receipt of a written request pursuant to Section 1.22(b), the Company shall promptly use its best efforts to cause all such Restricted Shares to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

             (e) Notwithstanding the foregoing, if the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in the underwritten public offering by the Holders, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than Holders (such other shares hereinafter collectively referred to as the "Other Shares"), would interfere with the successful marketing of the Company's securities, then the total number of such securities proposed to be included in such underwritten public offering by the Holders and holders of the Other Shares shall be excluded from such registration statement to the extent necessary in the judgment of such managing underwriter, on a pro rata basis, based upon the number of securities sought to be registered by each such Holder of Restricted Shares and Other Shares.

       1.3 Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provision of this Section 1 to use its best efforts to effect the registration of any Restricted Shares, the Company shall, as expeditiously as practicable:

             (a) With respect to a registration statement filed pursuant to Section 1.1, prepare and file with the Commission a registration statement on Form S-3 to the extent such form is then available, or on such other form as shall then be available with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 1.1(b) hereof;

             (b) With respect to a registration statement filed pursuant to Section 1.1, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Restricted Shares covered thereby or
(ii) nine months (exclusive of any period during which the distribution is postponed pursuant to Section 1.1(c)), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement;

             (c) furnish to each Holder whose Restricted Shares are being registered pursuant to this Section 1 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonable request in order to facilitate the public sale or other disposition of such Restricted Shares;

             (d) use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of such jurisdiction as each Holder whose Restricted Shares are being registered pursuant to this Section 1 shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of such Restricted Shares; provided, however, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

             (e) at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act within the appropriate period mentioned in Section 1.1(b) hereof, notify the Holders of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such Holder, prepare, file and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

             (f) if the Company has delivered preliminary or final prospectuses to the Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Holders and, if requested, the Holders shall immediately cease making offers of Restricted Shares and return all prospectuses to the Company. The Company shall promptly provide the Holders with revised prospectuses and, following receipt of the revised prospectuses, the Holders shall be free to resume making offers of the Restricted Shares.

       1.4 Expenses. The Company shall pay all expenses incurred by the Company in complying with this Section 1, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc. and any stock exchange), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Restricted Shares are proposed to be offered and sold, printing expenses and fees and disbursements of the Company's counsel; provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Shares covered by registrations effected pursuant to Section 1.2 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Restricted Shares sold by each such seller or sellers.

       1.5   Indemnification.

             (a)   In the event of any registration of any Restricted
Shares under the Securities Act pursuant to this Section 1 or registration or qualification of any Restricted Shares pursuant to Section 1.3(d) hereof, the Company shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Restricted Shares pursuant to Section 1.3(d) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with resect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or any state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Company shall reimburse on demand such seller, underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares pursuant to Section 1.3(d) hereof, in reliance upon and in conformity with written information furnished to the company by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation thereof.

             (b) Before Restricted Shares held by any prospective seller shall be included in any registration pursuant to this Section 1, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)) the Company, each director of the Company, each officer of the Company who signs such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Restricted Shares effected pursuant to such registration.

             (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in
Section 1.5(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to made against the indemnifying party under this Section 1.5, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party of its election to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the indemnifying party in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 1.5, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 1.5 (provided, however, that the Company shall not be obligated to reimburse the indemnified parties and persons who control the indemnified parties for the fees and expenses of more than one separate law firm exclusive of local counsel). Neither the indemnifying party nor the indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the other party or parties, which consent shall not be unreasonably withheld.

             (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Holders, or any controlling person of the Holders, makes a claim for indemnification pursuant to this Section 1.5, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.5; then, in each such case, the Company and the Holders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) the Holders will not be required to contribute any amount in excess of the proceeds to it of all Restricted Shares sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

             (e) Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Restricted Shares, the Company, the Holders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provision covering indemnification among the parties, then the indemnification provision of this Section 1.5 shall be deemed inoperative for purposes of such offering.

  2.   LOCK-UP.

       Each of the Holders hereby agrees not to directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any short sale, option or other transaction or device which is designed to, or could be expected to, result in the disposition at any time in future of) the Restricted Shares (including, without limitation, Restricted Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission), for a period of 180 days after the date of this Agreement.

  3.   NOTICES.

       Any notices or other communications required or permitted hereunder, shall be sufficiently given if in writing (including by telecopy) and personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or transmitted by telecopy, with confirmation of receipt, addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:

       In the case of Holders:

       the address set forth on Exhibit A for such Holder

       with a copy to:

       Kelly, Hart & Hallman, P.C.
       2500 Texas Commerce Bank Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: Thomas W. Briggs
       Telephone: 817-332-2500
       Telecopier: 817-878-9280

       In the case of the Company:

       Human Genome Sciences, Inc.
       9410 Key West Avenue
       Rockville, MD 20850
       Attention: Melvin Booth
       Telephone: 301-309-8504
       Telecopier: 301-309-8512

       with a copy to:

       Bachner, Tally, Polevoy & Misher LLP
       380 Madison Avenue
       New York, New York 10017
       Attention: Steven A. Fishman, Esq.
       Telephone: 212-503-2051
       Telecopier: 212-682-5729

  4.   ENTIRE AGREEMENT.

       This Agreement represents the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter; and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument exceeded by the party to be bound.



  5.   SUCCESSORS AND ASSIGNS.

       This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. The rights hereunder may not be assigned by the Holders without the written consent of the Company.

  6.   PARAGRAPH HEADINGS.

       The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.

  7.   APPLICABLE LAW.

       This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Maryland, applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles of such state.

  8.   SEVERABILITY.

       If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

  9.   NO WAIVER.

       The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

  10.  COUNTERPARTS.

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.




  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                               HUMAN GENOME SCIENCES, INC.

                               By:     /s/ Melvin D. Booth
                                     Melvin D. Booth
                                     President and Chief Operating Officer


                               SID R. BASS MANAGEMENT TRUST

                               By:     /s/ Sid R. Bass
                                     Sid R. Bass, Trustee

                               By:     /s/ Lee M. Bass
                                     Lee M. Bass, Trustee


                               RUST FAMILY INVESTMENT FUND, L.P.

                               By:     /s/ Jane B. Eisner
                                     Jane B. Eisner, General Partner


                               WESLEY GUYLAY CAPITAL MANAGEMENT

                               By:     /s/ Wesley Richard Guylay
                                     Wesley Richard Guylay,
                                     General Partner


                               RAMONA FRATES BASS 1993 A TRUST

                               By:     /s/ Lee M. Bass
                                     Lee M. Bass, Trustee


                               PERRY R. BASS, II 1993 A TRUST

                               By:     /s/ Lee M. Bass
                                     Lee M. Bass, Trustee


                               SOPHIE SEELIGSON BASS 1993 A TRUST

                               By:     /s/ Lee M. Bass
                                     Lee M. Bass, Trustee

                               CDC PARTNERS

                               By:     /s/ Dee J. Kelly, Jr.
                                     Dee J. Kelly, Jr., General Partner


                               DEE J. KELLY TRUST NO. 2

                               By:     /s/ Paul Rowntree
                                     Paul Rowntree, Trustee

                               By:     /s/ Dee J. Kelly
                                     Dee J. Kelly

                               By:     /s/ Peter Sterling
                                     Peter Sterling


                               COTHAM FAMILY PARTNERS, L.P.
                               By:   Matthew Kingston Cotham 1996, Trust,
                                     General Partner

                               By:     /s/ William P. Hallman, Jr.
                                     William P. Hallman, Jr., Trustee


                               ANDREW P. STERLING 1990 TRUST

                               By:     /s/ William P. Hallman, Jr.
                                     William P. Hallman, Jr., Trustee


                               LISA D. STERLING 1990 TRUST

                               By:     /s/ William P. Hallman, Jr.
                                     William P. Hallman, Jr., Trustee


                               PHILIP D. STERLING 1990 TRUST

                               By:     /s/ William P. Hallman, Jr.
                                     William P. Hallman, Jr., Trustee





                               ALEXANDRA D. STERLING 1990 TRUST

                               By:     /s/ William P. Hallman, Jr.
                                     William P. Hallman, Jr., Trustee


                               MARY SUSANNA HALLMAN 1992 TRUST

                               By:     /s/ W.R. Cotham
                                     W. R. Cotham, Trustee


                               WILLIAM P. HALLMAN, III 1992 TRUST

                               By:     /s/ W. R. Cotham
                                     W. R. Cotham, Trustee


                               LEE CAROLINE HALLMAN 1992 TRUST

                               By:     /s/ W. R. Cotham
                                     W. R. Cotham, Trustee

                         EXHIBIT A

  (a)  If to the Holders, to:

       Sid R. Bass Management Trust
       3200 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: Sid R. Bass

       Lee M. Bass
       3200 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102

       Rust Family Investment Fund, L.P.
       c/o Irwin E. Russell
       433 North Camden Drive, Suite 1200
       Beverly Hills, California 90210

       Wesley Guylay Capital Management
       30 Rockefeller Plaza, Suite 4535
       New York, New York 10112
       Attention: Wesley Richard Guylay

       Ramona Frates Bass 1993 A Trust
       3200 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: Lee M. Bass

       Perry R. Bass, II 1993 A Trust
       3200 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas  76102
       Attention: Lee M. Bass

       Sophie Seeligson Bass 1993 A Trust
       3200 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: Lee M. Bass

       Dee J. Kelly
       2500 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       CDC Partners
       2500 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: Dee J. Kelly, Jr.

       Dee J. Kelly Trust No. 2
       8701 Bedford-Euless Road
       Hurst, Texas 76053
       Attention: Paul Rowntree

       Cotham Family Partners, L.P.
       2600 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: William P. Hallman, Jr.

       Peter Sterling
       3200 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102

       Andrew P. Sterling 1990 Trust
       3200 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: William P. Hallman, Jr.

       Lisa D. Sterling 1990 Trust
       3200 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: William P. Hallman, Jr.

       Philip D. Sterling 1990 Trust
       3200 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: William P. Hallman, Jr.

       Alexandra D. Sterling 1990 Trust
       3200 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: William P. Hallman, Jr.


       William P. Hallman, Jr.
       3200 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102

       Mary Susanna Hallman 1992 Trust
       2600 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: W.R. Cotham

       William P. Hallman, III 1992 Trust
       2600 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: W.R. Cotham

       Lee Caroline Hallman 1992 Trust
       2600 Texas Commerce Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: W.R. Cotham

       with a copy to:

       Kelly, Hart & Hallman, P.C.
       2500 Texas Commerce Bank Tower
       201 Main Street
       Fort Worth, Texas 76102
       Attention: Thomas W. Briggs